                                                                 Exhibit 10(d)



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                               WARRANT AGREEMENT


                                 by and between



                             WMX TECHNOLOGIES, INC.



                                      and



                                OHM CORPORATION





                            Dated as of May 30, 1995




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
                               TABLE OF CONTENTS

                                                                           PAGE
1.       GRANT OF WARRANT . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.1     Grant  . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2     Shares To Be Issued; Reservation of Shares . . . . . . .   2

2.       ADJUSTMENTS TO WARRANT RIGHTS  . . . . . . . . . . . . . . . . .   2
         2.1     Stock Combinations . . . . . . . . . . . . . . . . . . .   2
         2.2     Reorganizations  . . . . . . . . . . . . . . . . . . . .   2
         2.3     Adjustment Upon Changes in Capitalization  . . . . . . .   3
         2.4     Notice . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.5     Fractional Interests . . . . . . . . . . . . . . . . . .   4
         2.6     Effect of Alternate Securities . . . . . . . . . . . . .   4
         2.7     Successive Application . . . . . . . . . . . . . . . . .   4

3.       EXERCISE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         3.1     Exercise of Warrant  . . . . . . . . . . . . . . . . . .   5
         3.2     Issuance of Warrant Shares . . . . . . . . . . . . . . .   5

4.       RIGHTS OF HOLDER . . . . . . . . . . . . . . . . . . . . . . . .   5

5.       TRANSFERABILITY  . . . . . . . . . . . . . . . . . . . . . . . .   5

6.       LEGEND ON WARRANT SHARES . . . . . . . . . . . . . . . . . . . .   5

7.       REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . .   5
         7.1     Transfer of Registration Rights  . . . . . . . . . . . .   6
         7.2     Piggyback Registration . . . . . . . . . . . . . . . . .   6
         7.3     Registration Procedures  . . . . . . . . . . . . . . . .   7
         7.4     Further Information  . . . . . . . . . . . . . . . . . .   9

8.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.1     Amendments . . . . . . . . . . . . . . . . . . . . . . .   9
         8.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . .   9
         8.3     Waiver By Consent  . . . . . . . . . . . . . . . . . . .  10
         8.4     No Implied Waiver; Rights Are Cumulative . . . . . . . .  10
         8.5     Governing Law  . . . . . . . . . . . . . . . . . . . . .  10
         8.6     Severability . . . . . . . . . . . . . . . . . . . . . .  11
         8.7     Captions . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.8     Entire Agreement . . . . . . . . . . . . . . . . . . . .  11





                                      -i-
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         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAWS. THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT, DATED MAY 30, 1995, AMONG OHM CORPORATION, RUST INTERNATIONAL INC. AND WMX TECHNOLOGIES, INC., A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF OHM CORPORATION.


                               WARRANT AGREEMENT


                 This WARRANT AGREEMENT (the "Warrant") is being entered into this 30th day of May, 1995, by and between OHM Corporation, an Ohio corporation (together with its successors and permitted assigns, the "Company") and WMX Technologies, Inc., a Delaware corporation (together with his successors and permitted assigns, the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Standstill Agreement (as defined below).

                                    RECITALS

                 WHEREAS, the Company and Buyer have entered into a Guarantee Agreement of even date herewith pursuant to which Buyer has agreed to guarantee certain indebtedness of the Company and the Company has agreed to grant to Buyer the right to purchase Seven Hundred Thousand (700,000) additional shares of the Company's common stock, par value $.10 per share (the "Common Stock"), at an exercise price of fifteen dollars ($15.00) per share pursuant to the terms and conditions of this Warrant; and

                 WHEREAS, the Company, Rust International Inc. ("Rust") and Buyer have entered into a Standstill and Non-Competition Agreement dated as of the date hereof (the "Standstill Agreement") pursuant to which Rust and Buyer have agreed to certain limitations on their aggregate ownership of the Company, which limitations shall also apply to any shares of Common Stock issued pursuant to this Warrant;

                 NOW, THEREFORE, for the consideration set forth in the Guarantee Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company agrees with Buyer as follows:

                 1.       GRANT OF WARRANT.

                 1.1 GRANT. The Company hereby grants to Buyer this Warrant, which, subject to the terms and conditions of the Standstill Agreement, is exercisable as provided herein, in whole or in part, at any time and from time to time during the period commencing on the date hereof (the "Closing Date") and ending on the fifth anniversary of the Closing Date at 6:00 p.m., local time in New York, New York, (the "Exercise Period") to purchase an aggregate of up to Seven Hundred Thousand (700,000) shares of Common Stock (the "Warrant Shares"), at an exercise price of fifteen dollars ($15.00) per share (as it may be hereinafter adjusted, the "Exercise Price"). Buyer and its permitted successors and assigns are hereinafter referred to as "Holder."

                 1.2 SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, except as otherwise provided in the Reorganization Agreement. The Company further covenants and agrees that it will from time to time take all actions required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved sufficient shares of Common Stock to provide for the exercise of this Warrant in full.

                 2.       ADJUSTMENTS TO WARRANT RIGHTS.

                 2.1 STOCK COMBINATIONS. In case the Company shall combine all of the outstanding Common Stock proportionately into a smaller number of shares, the Exercise Price per Warrant Share hereunder in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable to the Holder upon exercise of this Warrant shall be proportionately decreased, as of the effective date of such combination, as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the effective date of such combination, shall be adjusted so that the holder of the Warrant exercised after that date shall be entitled to receive the number and kind of Warrant Shares which the holder of the Warrant would have owned and been entitled to receive as a result of the combination had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter.

                 2.2 REORGANIZATIONS. If any of the following transactions (each, a "Special Transaction") shall become effective after the Closing Date: (i) a capital reorganization or reclassification of the capital stock of the Company, (ii) a consolidation or merger of the Company with and into another entity, or (iii) a sale or conveyance of all or substantially all of the Company's assets, then, as a condition of any such Special Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, at any time after the consummation of such Special Transaction until the expiration of the Exercise Period, upon the basis and upon the terms and conditions specified herein, and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant for the aggregate Exercise Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant had such Special Transaction not taken place (pro rated in the case of any partial exercises). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including without limitation provisions for adjustment of the Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrant), shall thereafter be applicable, as nearly as may be, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any Special Transaction unless prior to or simultaneously with the closing the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to the Holder at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to such Holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such Holder has rights to purchase.

                 2.3 ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock by reason of stock dividends, stock splits, recapitalizations or reclassifications, the type and number of Warrant Shares issuable upon exercise of this Warrant, and the Exercise Price, as the case may be, shall be adjusted as follows: (a) the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to the record date for such dividend or distribution, or the effective date of such recapitalization or reclassification shall be adjusted so that the holder of the Warrant exercised after that date shall be entitled to receive the number and kind of Warrant Shares which the holder of the Warrant would have owned and been entitled to receive as a result of the dividend, distribution, recapitalization or reclassification had the Warrants been exercised immediately prior to that date, and (b) the Exercise Price in effect immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to such adjustment, and the denominator of which is the aggregate number of shares of Common Stock purchasable upon exercise of the Warrants immediately thereafter. No such adjustment shall be made on account of any dividend payable other than in securities of the Company.

                 2.4 NOTICE. Whenever this Warrant or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any liquidating distributions) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least ten (10) days prior to the record date specified in (A) below or at least twenty (20) days before the date specified in (B) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

                          (A)  the date to be used to determine (i) which
holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the "Record Date"), and (ii) the date as of which such dividend distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this clause (A) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

                          (B)  the date on which a Special Transaction is
expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "Exchange Date").

                 2.5 FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 2.5, be issuable upon the exercise of this Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported close price of the Common Stock on the New York Stock Exchange ("NYSE") on the last business day prior to the date of exercise upon which such a sale shall have been effected, or, if the Common Stock is not so listed on the NYSE, as the Board of Directors of the Issuer may in good faith determine.

                 2.6 EFFECT OF ALTERNATE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Section 2, the holder of the Warrants shall thereafter become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of an Warrant shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Section 2.

                 2.7      SUCCESSIVE APPLICATION.  The provisions of this
Section 2 shall similarly apply to successive events covered by this Section.

                 3.       EXERCISE.

                 3.1 EXERCISE OF WARRANT. (a) The Holder may exercise this Warrant by (i) surrendering this Warrant, with the form of exercise notice attached hereto as Exhibit "A" duly executed by Holder, and (ii) making payment to the Company of the aggregate Exercise Price for the applicable Warrant Shares in cash, by certified check or bank check or by wire transfer to an account designated by the Company. Upon any partial exercise of this Warrant, the Company, at its expense, shall forthwith issue to the Holder for its surrendered warrant a replacement Warrant identical in all respects to this Warrant, except that the number of Warrant Shares shall be reduced accordingly.

                 (b) Record Date for ownership of Warrant Shares. Each person in whose name any Warrant Share certificate is issued upon exercise of the Warrants shall for all purposes been deemed to have become the holder of record of the Warrant Shares for which such Warrants were exercised on, and such Warrant Share certificate shall be dated the date upon which the Warrant exercise notice was duly surrendered and payment of the Exercise Price was tendered to the Company.

                 3.2 ISSUANCE OF WARRANT SHARES. The Warrant Shares purchased shall be issued to the Holder exercising this Warrant as of the close of business on the date on which all actions and payments required to be taken or made by Holder, pursuant to Section 3.1, shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after this Warrant is surrendered.

                 4. RIGHTS OF HOLDER. Holder shall not, solely by virtue of this Warrant and prior to the issuance of the Warrant Shares upon due exercise thereof, be entitled to any rights of a shareholder in the Company.

                 5. TRANSFERABILITY. Holder hereby represents and warrants that it is acquiring this Warrant and, upon the exercise thereof, the Warrant Shares, for investment and not with a view to resale or distribution thereof. Holder may not sell, assign, transfer or otherwise dispose of this Warrant or any Warrant Shares, except in accordance with federal and state securities laws. Subject to compliance with federal and state securities laws and with the Reorganization Agreement, if applicable, the Holder may sell, assign, transfer or otherwise dispose of any Warrant Shares acquired upon any exercise hereof at any time and from time to time.

                 6. LEGEND ON WARRANT SHARES. Certificates evidencing the Warrant Shares shall bear the legend set forth on the first page of this Warrant.

                 7. REGISTRATION RIGHTS. The Warrant Shares will be subject to the following registration rights to successors and assigns of Buyer (other than any successor and assign which is a member of the WMX Group (as defined in the Standstill Agreement)) as hereinafter set forth. For purposes of this Article VII, the term "Registrable Securities" means any of the Warrant Shares and any other shares of Common Stock or other securities issued in respect of the Warrant Shares by way of stock dividend or stock split or in connection with any recapitalization, merger, consolidation or reorganization; provided that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to Rule 144 promulgated by the Securities and Exchange Commission or any similar rule then in force ("Rule 144").

                 7.1 TRANSFER OF REGISTRATION RIGHTS. Buyer may assign the registration rights with respect to the Warrant Shares to any party or parties to which it may from time to time transfer the Warrants or Warrant Shares, other than any member of the WMX Group. Upon assignment of any registration rights pursuant to this Section 7.1, Buyer shall deliver to Company a notice of such assignment which includes the identity and address of any assignee (each such subsequent holder is referred to as a "Holder").

                 7.2      PIGGYBACK REGISTRATION.

                 (a) If at any time, and from time to time, the Company proposes to effect a registration for its account or for the account of a security holder or holders (other than a registration on Form S-8, or any similar or successor form thereto, relating to an employee or director stock option, stock purchase or other benefit plan, or a registration relating to shares issuable in a merger, consolidation, exchange offer, purchase of assets or any similar transaction) ("Piggyback Registration"), the Company shall:

                          (i) promptly give to each Holder of Registrable Securities written notice thereof (which written notice shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under or otherwise comply with the applicable blue sky or other state securities laws); and

                          (ii) include in such registration (and any related qualification under or other compliance with blue sky or other state securities laws), and in any underwriting involved therein on the same terms and conditions as the securities being issued thereunder, all the Registrable Securities specified in a written request, made within 15 days after receipt of such written notice from the Company, by any holder of Registrable Securities; provided that if such registration is a registration in which the managing underwriter advises the Company that marketing factors require a limitation of the number of shares of Common Stock to be underwritten in such registration (a "Cutback Registration"), then (i) if such registration is a primary registration, whether or not it includes a secondary registration, on behalf of the Company, the Company shall register in such registration (A) first, the shares of Common Stock the Company proposes to sell in such registration, and (B) second, shares of Common Stock held by each holder of Registrable Securities and any holder of Common Stock, other than the holders of Registrable Securities (in their respective capacities as such) who has the right to request inclusion of Common Stock held by such holder in such registration (the "Electing Holders") on a pro rata basis, based upon the number of shares of Common

         Stock the holders of Registrable Securities and any Electing Holders originally sought to include in such registration; and (ii) if such registration is a Piggyback Registration which is solely a secondary registration on behalf of holders of Common Stock, the Company shall register in such registration shares of Common Stock held by each holder of Registrable Securities and the Electing Holders on a pro rata basis, based upon the number of shares of Common Stock the holders of Registrable Securities and any Electing Holders originally sought to include in such registration andprovided, further, that if such registration is a Cutback Registration, the Company shall use its best efforts to include all shares of Registrable Securities specified in the Holder's written request, but such best efforts shall not include an obligation on the part of the Company to reduce the number of shares of the Company or the other Electing Holders included in such Cutback Registration beyond that expressly provided for in this Section.

                 (b) If the registration of which the Company gives notice is pursuant to an effective registration statement under the Securities Act involving an underwriting, the Company shall so advise each Holder as part of the written notice given pursuant to subclause (i) above. In such event, the right of each such Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting, the inclusion of the Registrable Securities in the underwriting and such Holder entering into an underwriting agreement, containing customary terms and conditions in a form reasonably acceptable to the Holder and the Company, with the underwriter or underwriters selected for such underwriting by the Company; provided that if such underwriting agreement shall not be acceptable to Holder and after reasonable efforts by Company cannot be made acceptable to Holder, the Company may proceed with such registration without registering the stock of Holder in such registration.

                 7.3 REGISTRATION PROCEDURES. (a) In case of each registration, qualification or compliance effected by the Company subject to this Article VII, the Company shall keep Holder advised in writing as to the initiation of each such registration, qualification and compliance and as to the completion thereof. In addition, at its expense, the Company shall:

                               (i)         before filing a registration
                 statement or prospectus or any amendment or supplements thereto subject to this Article VII, the Company shall furnish to counsel selected by Holder copies of all such documents proposed to be filed and the portions of such documents provided in writing by Holder for use therein and for which Holder shall indemnify the Company shall be subject to such Holders approval;

                               (ii)        update, correct, amend and
                 supplement such registration, qualification or compliance as necessary;

                             (iii) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holder may reasonably request from time to time, which shall be a Selling Expense;

                              (iv) register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States (up to five of which shall be at the expense of the Company, and any additional of which shall be at the expense of Holder) as Holder may deem reasonable to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this section, or (ii) consent to general service of process in any such jurisdiction);

                               (v)         notify Holder at any time when a
                 prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and at the request of Holder, Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                              (vi)         cause all such Registrable
                 Securities to be listed on each securities exchange on which similar securities issued by Company are then listed;

                             (vii)         provide a transfer agent and
                 registrar for all such Registrable Securities not later than the effective date of such registration statement;

                            (viii) upon the sale of any Registrable Securities pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities;

                              (ix) furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the underwriter for sale in connection with a registration pursuant to this section, if such Registrable Securities are being sold through an underwriter, or if such Registrable Securities are not being sold through an underwriter, on the date that the registration statement with respect to such Registrable Securities becomes effective, (i) an opinion dated such date of the counsel representing Company for purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to such underwriter, if any, and to

                 Holder; and (ii) a letter dated as of such date from the independent certified public accountant of Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with a public offering, addressed to the underwriter, if any, and to Holder; and

                               (x)         make available for inspection by
                 Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or any other agent retained by Holder or such underwriter, all financial and other records, pertinent corporate documents and properties of Company, and cause Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

                 (b) Except as required by law, all expenses incurred by the Company in complying with this Section 7, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses in accordance with Section 7.3(a)(iv) hereof, including fees and disbursements of counsel related to all blue sky matters, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to such Sections shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale ("Selling Expenses") incurred in connection with any registration of Registrable Securities and the legal fees of Holder shall be born by Holder.

                 7.4 FURTHER INFORMATION. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Company such information regarding itself and the distribution proposed by such Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                 8.       MISCELLANEOUS.

                 8.1 AMENDMENTS. The parties may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Warrant or changing in any manner the rights of either of the parties hereunder. No amendment, supplement or modification shall be binding on either party unless made in writing and signed by a duly authorized representative of each party.

                 8.2 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission, which transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery:

                 (a)      if to the Company to:

                          OHM Corporation
                          16406 U.S. Route 224 East
                          Findlay, Ohio 45840
                          Attention: General Counsel

                          Telecopy: (419) 424-4985

                          with a copy to:

                          Jones, Day, Reavis & Pogue
                          41 South High Street
                          1900 Huntington Center
                          Columbus, OH  43215
                          Attention:  Robert J. Gilker, Esq.

                          Telecopy:  (614) 469-4198

                 (b)      if to Buyer to:

                          WMX Technologies, Inc.
                          3003 Butterfield Road
                          Oak Brook, Illinois  60521
                          Attention:  General Counsel

                          Telecopy: (708) 218-1553


                 (c) or, in each case, at such other address or to such other person as may be specified in writing to the other party.

                 8.3 WAIVER BY CONSENT. The Holder may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Holder may specify in such instrument, any of the requirements of this Warrant.

                 8.4 NO IMPLIED WAIVER; RIGHTS ARE CUMULATIVE. The failure to exercise or the delay in exercising by either party of any right, remedy, power or privilege under this Warrant, shall not operate as a waiver thereof. The single or partial exercise of any right, remedy, power or privilege under this Warrant shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 8.5 GOVERNING LAW. This Warrant and rights and obligations of the parties hereunder shall be governed by, construed and interpreted in accordance with the laws of the State of Ohio applicable to agreements executed by residents of that state, and fully to be performed, in that state.

                 8.6 SEVERABILITY. If any provision of this Warrant is found to be unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such unenforceability but shall be deemed separable from and shall not invalidate any other provision of this Warrant.

                 8.7 CAPTIONS. Captions to the various paragraphs of this Agreement are provided for convenience only and shall not be used to construe the provisions of this Warrant.

                 8.8 ENTIRE AGREEMENT. This Warrant, the Guarantee Agreement and the Standstill Agreement constitute the entire understanding of the parties with respect to the subject matter of the Warrant and supersedes all prior discussions, agreements and representations, whether oral or written, concerning the subject matter hereof and whether or not executed by Buyer and the Company.

                 IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered by the proper and duly authorized officers as of the day and year first above written.


                                        OHM CORPORATION


                                        By: /s/ Randall M. Walters
                                           ------------------------------
                                           Name: Randall M. Walters
                                           Title: Vice President


                                        WMX TECHNOLOGIES, INC.


                                        By: /s/ Linda R. Witte
                                            -----------------------------
                                            Name:  Linda R. Witte
                                            Title: Vice President

                                  EXHIBIT "A"
                                  -----------

                 [To be signed only upon exercise of Warrant]

To OHM Corporation:

                 The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _____________ shares of the common stock, par value $.10 per share, of OHM Corporation and herewith makes payment of $___________ thereof or, and requests that the certificates for such shares be issued in the name of, and be delivered to, ______________ whose address is
___________________________.



Dated:

_________________________


                              _______________________________________________
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                              _______________________________________________
                              Address